Exhibit 99.1

Shareholder Relations NEWS RELEASE
288 Union Street,
Rockland, MA 02370

Contacts:

Jeffrey Tengel
President and
Chief Executive Officer
(781) 982-6660

Mark J. Ruggiero
Chief Financial Officer
(781) 982-6281

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP.
ANNOUNCES QUARTERLY DIVIDEND

Rockland, MA (September 18, 2025) - The Board of Directors of Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced a $0.59 per share dividend. The dividend will be payable on October 7, 2025, to stockholders of record as of the close of business on September 29, 2025.

ABOUT INDEPENDENT BANK CORP.

Independent Bank Corp. (NASDAQ Global Select Market: INDB) is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. With retail branches in Eastern Massachusetts, Worcester County, and Southern New Hampshire as well as commercial banking and investment management offices in Massachusetts, New Hampshire, and Rhode Island, Rockland Trust offers a wide range of banking, investment, and insurance services to individuals, families, and businesses. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. Rockland Trust is an FDIC member and an Equal Housing Lender.

Category: Dividends Releases